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                                                                       EX-99.B11






               Consent of Ernst & Young LLP, Independent Auditors



We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and "Financial Statements" in the Statements of Additional Information and to the incorporation by reference in this Post-Effective Amendment No. 20 to the Registration Statement (Form N-1A) (No. 33-14363) of Delaware Group Premium Fund, Inc. of our report dated February 12, 1997, included in the 1996 Annual Report to Shareholders.


                                                           /s/ Ernst & Young LLP

Philadelphia, Pennsylvania
April 24, 1997
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                                                                       EX-99.B11

[Letterhead of Ernst & Young LLP]




To the Shareholders and Board of Directors
Delaware Group Premium Fund, Inc.

We have audited the accompanying statements of net assets and statements of assets and liabilities of Delaware Group Premium Fund, Inc. (comprising, respectively, the Equity/Income Series, the High Yield Series, the Capital Reserves Series, the Multiple Strategy Series, the Money Market Series, the Growth Series, the International Equity Series, the Emerging Growth Series, the Value Series and the Global Bond Series) (the "Fund") as of December 31, 1996, and the related statements of operations, the statements of changes in net assets, and the financial highlights for each of the periods indicated therein. These financial statements and financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements and financial highlights. Our procedures included confirmation of securities owned as of December 31, 1996, by correspondence with the custodian and brokers. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of each of the respective Series of Delaware Group Premium Fund, Inc. at December 31, 1996, the results of their operations, the changes in their net assets, and the financial highlights for each of the periods indicated therein, in conformity with generally accepted accounting principles.



                                        /s/ Ernst & Young LLP


February 12, 1997